Exhibit 10.15

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of this          day of                 , 2004, by and among MHI Hotels Services LLC, a Maryland limited liability company (hereinafter referred to as “Services”), MHI Hotels, L.L.C., a Virginia limited liability company (hereinafter referred to as “Hotels”), and MHI Hotels Two, Inc., a North Carolina corporation (hereinafter referred to as “MHI Two”).

RECITALS

A. MHI Hospitality, L.P., a Delaware limited partnership (the “Partnership”), is the operating partnership of MHI Hospitality Corporation, a Maryland corporation, which will seek to qualify as a real estate investment trust for federal income tax purposes (the “REIT”), and the REIT intends to complete an underwritten initial public offering of shares of its common stock (the “IPO”).

B. In connection with the IPO, the Partnership will acquire all of Hotels’ rights and obligations as tenant under a lease agreement between Shell Island Homeowners Association, Inc., a North Carolina non-profit corporation (“Owner”), and MHI Recovery Management, Inc., a Maryland corporation and legal predecessor of Hotels, dated December 31, 1993, as amended by a lease addendum dated as of July 31, 2004 (as amended, the “Common Space Lease”), and, pursuant to a separate sublease agreement (the “Common Space Sublease Agreement”), the Partnership will sublease back to Hotels the premises subject to the Common Space Lease.

C. In connection with the IPO, the Partnership will acquire all of MHI Two’s rights and obligations as tenant under a lease agreement between Owner and MHI Two dated May 12, 2003, as amended by a lease addendum dated as of July 31, 2004 (as amended, the “Commercial Space Lease”), and pursuant to a separate sublease agreement (the “Commercial Space Sublease Agreement”), the Partnership will sublease back to MHI Two the premises subject to the Commercial Space Lease.

D. In consideration of the benefits Services will receive as a result of the consummation of the IPO and the performance of certain other agreements connected with the IPO to which Services is a party, including but not limited to, management agreements between Services and the Partnership and certain of its subsidiaries with respect to the hotels to be owned by the Partnership and its subsidiaries upon completion of the IPO and related formation transactions and as a condition to the assignment of the Commercial Space Lease and the Common Space Lease, Services agrees to commit to make a capital contribution to Hotels and MHI Two, as the case may be, in the event of a payment default under the Commercial Space Lease or the Common Space Lease in an amount sufficient for the defaulting party to cure such payment default or in the event that the Commercial Space Lease, the Common Space Lease, the Commercial Space Sublease Agreement or the Common Space Sublease Agreement is terminated (other than at the election of or fault of the Partnership) in an amount equal to the Assignment Fee

adjustment under the Agreement to Assign and Sublease Commercial Space Lease dated                         , 2004, by and between MHI Two and the Partnership (“Commercial Space Agreement”) or the Agreement to Assign and Sublease Common Space Lease dated                         , 2004 by and between Hotels and the Partnership (“Common Space Agreement”), and each of Hotels and MHI Two desires to receive and accept such capital contribution and cure such payment default and make the Assignment Fee adjustment, as the case may be, in such an event.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO MAKE CAPITAL CONTRIBUTION

1.1 Common Space Sublease. Subject to the consummation of the IPO, the assignment of the Common Space Lease to Hotels, the execution by Hotels and the Partnership of the Common Space Sublease Agreement and the terms and conditions of this Agreement, Services hereby agrees to contribute to the capital of Hotels from time to time a sum of money in an amount sufficient for Hotels to cure any payment default that Hotels might incur from time to time during the term of the Common Space Sublease Agreement or to pay the Assignment Fee adjustment following termination of the Common Space Lease or Common Space Sublease Agreement (other than at the election or fault of the Partnership) at the times and in the amounts specified in the Common Space Agreement. Services agrees that, if Services receives notice that Hotels has so defaulted in a payment required under the Common Space Sublease Agreement or must pay the Assignment Fee adjustment as provided in the Common Space Agreement, (a) such notice shall conclusively establish that such payment default has occurred or such payment or payments must be made in accordance with such agreement and the amount of the payment default or Assignment Fee adjustment, and (b) Services shall have no right to challenge whether such a default has occurred or the amount of such payment default or whether such Assignment Fee adjustment must be made in accordance with such agreement and Services hereby waives any right it may have to file a suit or commence a proceeding of any kind whether at law or in equity seeking a declaratory judgment or otherwise, all provided that such notice was delivered in good faith. Services agrees to make a capital contribution to Hotels in cash in an amount equal to the payment default specified in the notice of default. Such capital contribution shall be made no later than five (5) days after receipt of notice of such payment default, which notice may be delivered to Services either by Hotels (with a copy to the Partnership) or by the Partnership. Services also agrees to make capital contributions to Hotels in cash in such amounts and at such time or times as shall be necessary to permit Hotels to make the Assignment Fee adjustment payments as provided in the Common Space Agreement. In the event of such payment default or Assignment Fee adjustment, Hotels agrees to accept such capital contribution or capital contributions, issue to Services equity securities representing the value of such capital contribution and promptly thereafter use the capital contribution to cure such default or make the applicable Assignment Fee adjustment payment. Upon making such capital contribution, Services shall deliver to the Partnership written notice that it made such capital contribution. Upon cure, Hotels shall deliver to Services and the Partnership written notice of cure.

1.2 Commercial Space Sublease. Subject to the consummation of the IPO, the assignment of the Commercial Space Lease to MHI Two, the execution by MHI Two and the Partnership of the Commercial Space Sublease Agreement and the terms and conditions of this Agreement, Services hereby agrees to contribute to the capital of MHI Two from time to time, a sum of money in an amount sufficient for MHI Two to cure any payment default that MHI Two might incur from time to time during the term of the Commercial Space Sublease Agreement or to pay the Assignment Fee adjustment following termination of the Commercial Space Lease or Commercial Space Sublease Agreement (other than at the election or fault of the Partnership) at the times and in the amounts specified in the Commercial Space Agreement. Services agrees that, if Services receives notice that MHI Two has so defaulted in a payment required under the Commercial Space Sublease Agreement or must pay the Assignment Fee adjustment as provided in the Commercial Space Agreement, (a) such notice shall conclusively establish that such payment default has occurred or such payment must be made in accordance with such agreement and the amount of the payment default or Assignment Fee adjustment, and (b) Services shall have no right to challenge whether such a default has occurred or the amount of such payment default or whether such Assignment Fee adjustment must be made in accordance with such agreement and Services hereby waives any right it may have to file a suit or commence a proceeding of any kind whether at law or in equity seeking a declaratory judgment or otherwise, all provided that such notice was delivered in good faith. Services agrees to make a capital contribution to MHI Two in cash in an amount equal to the payment default specified in the notice of default. Such capital contribution shall be made no later than five (5) days after receipt of notice of such payment default, which notice may be delivered to Services either by MHI Two (with a copy to the Partnership) or by the Partnership. Services also agrees to make capital contributions to MHI Two in cash in such amounts and at such time or times as shall be necessary to permit MHI Two to make the Assignment Fee adjustment payments as provided in the Commercial Space Agreement. In the event of such payment default or Assignment Fee adjustment, MHI Two agrees to accept such capital contribution or capital contributions, issue to Services equity securities representing the value of such capital contribution and promptly thereafter use the capital contribution to cure such default or make the applicable Assignment Fee adjustment payment. Upon making such capital contribution, Services shall deliver to the Partnership written notice that it made such capital contribution. Upon cure, MHI Two shall deliver to Services and the Partnership written notice of cure.

ARTICLE II

NOTICES

2.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

If to Services:	MHI Hotels Services, L.L.C.
6411 Ivy Lane
Suite 510
Greenbelt, MD 20770
Attention: President

If to Hotels:	MHI Hotels, L.L.C.
6411 Ivy Lane
Suite 510
Greenbelt, MD 20770
Attention: President

If to MHI Two:	MHI Hotels Two, Inc.
6411 Ivy Lane
Suite 510
Greenbelt, MD 20770
Attention: President.

Notwithstanding anything set forth in this Agreement, any party delivering any notice required hereunder shall deliver a copy of such notice to the Partnership at:

MHI Hospitality, L.P.
814 Capitol Landing Road
Williamsburg, VA 23185.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

ARTICLE III

MISCELLANEOUS

3.1 Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to the principles of conflict of laws thereof.

3.3 Amendments and Waivers. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

3.4 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable or delegable by a party to this Agreement without the prior, express written consent of each other party to this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

3.5 Titles and Headings. Titles and headings to articles and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

3.6 Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

3.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

3.8 Term. The term of this agreement shall extend until all obligations of Hotels and MHI Two pursuant to each of the Common Space Sublease Agreement, Commercial Space Sublease Agreement, Common Space Agreement and Commercial Space Agreement shall have been satisfied in full.

3.9 Third-Party Beneficiary. The Partnership shall be a third-party beneficiary of this Agreement and shall have the right to enforce this Agreement in the event that Services is required to make a capital contribution in accordance with this Agreement.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the date first above written.

MHI HOTELS SERVICES LLC, a Virginia limited liability company

By:
[Kim E. Sims]

MHI HOTELS, L.L.C., a Virginia limited liability company

By:
[ ] President

MHI HOTELS TWO, INC., a North Carolina corporation

By:
[ ] President